EXECUTION COPY

FIRST AMENDMENT TO
UNSECURED TERM LOAN AGREEMENT

This FIRST AMENDMENT TO UNSECURED TERM LOAN AGREEMENT (this “First Amendment”) is made and entered into as of April 20, 2015 by and among FIRST INDUSTRIAL, L.P., a limited partnership formed under the laws of the State of Delaware (together with its successors and assigns, the “Borrower”), FIRST INDUSTRIAL REALTY TRUST, INC.., a corporation formed under the laws of the State of Maryland (the “General Partner”), each of the financial institutions initially a signatory to the Credit Agreement (as defined below) together with their successors and assigns under Section 13.1 of the Credit Agreement (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the General Partner, the Administrative Agent and the Lenders are parties to that certain Unsecured Term Loan Agreement dated as of January 29, 2014 (the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Credit Agreement as described herein; and

WHEREAS, the Administrative Agent and the Lenders party to this First Amendment have agreed to so amend certain terms and conditions of the Credit Agreement, all on the terms and conditions set forth below in this First Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. All capitalized undefined terms used in this First Amendment shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2.	Amendments to Credit Agreement. Effective as set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

a.	Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Sanctioned Person” is defined in Section 6.27 hereof.
    “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Specified Rate Management Transactions” means the Rate Management Transactions occurring (i) on January 16, 2014 between the Borrower and PNC Bank, National Association, as agreed to pursuant to a trade confirmation dated as of the same date between the Borrower and PNC Bank, National Association, (ii) on January 16, 2014 between the Borrower and Regions Bank, as agreed to pursuant to a trade confirmation dated as of the same date between the Borrower and Regions Bank, (iii) on January 23, 2014 between the Borrower and PNC Bank, National Association, as agreed to pursuant to a trade confirmation dated as of the same date between the Borrower and PNC Bank, National Association, and (iv) on January 23, 2014 between the Borrower and Wells Fargo Bank, National Association, as agreed to pursuant to a trade confirmation dated as of the same date between the Borrower and Wells Fargo Bank, National Association.

b.	The definition of “Applicable Cap Rate” now appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Applicable Cap Rate” means 7.0%.

c.	The definition of “Base LIBOR Rate” now appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Base LIBOR Rate” means, with respect to any Eurocurrency Borrowing, for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time), two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America); provided that if as so determined at any time no Specified Rate Management Transaction shall be in effect, the Base LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London Interbank market to the Administrative Agent at approximately 11:00 a.m. (London time), two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate or reserves, described in the preceding clause (ii) shall result in a change in the Base LIBOR Rate on the date on which such change in such maximum rate becomes effective.

d.	The definition of “Federal Funds Effective Rate” now appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (Central Time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

e.
The definition of “Implied Capitalization Value” now appearing in Section 1.1 of the Credit Agreement is amended to delete the reference to “$250,000,000” now appearing therein and to substitute “$400,000,000” therefor.

f.	The definition of “LIBOR Market Index Rate” now appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“LIBOR Market Index Rate” means, for any day, the Base LIBOR Rate as of that day that would be applicable for a Eurocurrency Borrowing having a one month Interest Period determined at approximately 10:00 a.m. (Central Time) for such day (rather than 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period as otherwise provided in the definition of Base LIBOR Rate), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.

g.	The definition of “Net Proceeds” now appearing in Section 1.1 of the Credit Agreement is deleted in its entirety.

h.	The definition of “Taxes” now appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, charges or withholdings, and any and all liabilities with respect to the foregoing, imposed on or with respect to any payment hereunder or under any Note but excluding Excluded Taxes and Other Taxes.

i.	Section 4.5(iv) of the Credit Agreement is amended to insert the phrase “, W-8BEN-E” immediately after the phrase “W-8BEN” now appearing therein.

j.	Section 4.5 of the Credit Agreement is amended to insert the following new clause (x) at the end thereof:

(x)    For purposes of determining withholding taxes imposed under FATCA, from and after April 20, 2015, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

k.	Section 6.27 of the Credit Agreement is amended and restated in its entirety as follows:

6.27. Patriot Act and Other Specified Laws.
None of the Borrower or any of its Subsidiaries: (a) is (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC and available at http://www.treasury.gov/about/organizational-structure/offices/Pages/Office-of-Foreign-Assets-Control.aspx, or as otherwise published by OFAC from time to time, (ii) a country, a region within a country, or an agency of the government of a country, (iii) an organization controlled by a country, or (iv) a Person resident in a country, in each case that is subject to or the target of a sanctions program applicable to such country, region, agency, organization or Person and identified on any Sanctions-related list maintained by OFAC (any such Person identified in this clause (a) being a “Sanctioned Person”); or (b) to the knowledge of the Borrower, except as may be disclosed by the Borrower to the Administrative Agent from time to time, derives any of its assets or operating income from investments in or transactions with any Sanctioned Person. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Loan, use of the proceeds of any Loan, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. Neither the making of the Loans nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the Patriot Act.

l.	Section 7.18 of the Credit Agreement is amended to delete the last sentence thereof.

m.	Section 7.19 of the Credit Agreement is amended to delete the phrase “General partner” now appearing therein and to substitute “General Partner” therefor.

n.	Section 7.20 of the Credit Agreement is amended and restated in its entirety as follows:

7.20.    Patriot Act and Other Specified Laws; OFAC. None of the General Partner, the Borrower, any of the other Subsidiaries of the General Partner, or, to the knowledge of the General Partner, any other Affiliate of the General Partner: (i) is a Sanctioned Person; or (ii) to the knowledge of the General Partner, except as may be disclosed by the General Partner to the Administrative Agent from time to time, derives any of its assets or operating income from investments in or transactions with any Sanctioned Person. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Loan, use of the proceeds of any Loan, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. Neither the making of the Loans nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the Patriot Act.

o.
Section 8.3 of the Credit Agreement is amended to delete the phrase “five percent (5%)” now appearing in clause (x) of the second to last sentence thereof and to substitute “ten percent (10%)” therefor.

p.
Section 8.7 of the Credit Agreement is amended to insert the phrase “(including, without limitation, Anti-Corruption Laws and Sanctions)” immediately after the phrase “orders and directions” now appearing therein.

q.	Section 9.4 of the Credit Agreement is amended to insert the following at the end thereof:

The Borrower shall not request any Loan, shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents do not use the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (iii) in any manner that would result in the violation of any applicable Sanctions.

r.	Clause (vi) of Section 9.5 of the Credit Agreement is amended and restated in its entirety as follows:

(vi)    So long as immediately prior to the creation, assumption or incurring of such Lien, and immediately thereafter, no Default or Event of Default would be in existence, Liens on Properties securing Indebtedness not prohibited hereunder.

s.
Section 9.7 is amended to delete clause (f) thereof; to insert “or” at the end of clause (d) thereof; and to replace the semi-colon (“;”) appearing at the end of clause (e) thereof with a period (“.”).

t.	Section 10.10(a) of the Credit Agreement is amended to delete the phrase “7.5% rate” now appearing therein and to substitute “7.0% rate” therefor.

u.	Section 13.4 of the Credit Agreement is amended to insert the phrase “(and stated interest)” after the phrase “and principal amounts” now appearing therein.

v.	Section 13.7 of the Credit Agreement is amended to delete the phrase “comply with Section 4.5(ii)” now appearing therein and to substitute the phrase “comply with Section 4.5(iv)” therefor.

w.	Section 14.6 of the Credit Agreement is amended to delete the phrase “as determined by a court” now appearing therein and to substitute the phrase “are determined by a court” therefor.

x.
Each of Section 14.13(a)(i) and section 14.13(a)(ii) of the Credit Agreement is amended to insert the phrase “(including the Prepayment Premium pursuant to Section 2.24(c))” after the phrase “or any fees” now appearing therein.

y.	Section 15.1 of the Credit Agreement is amended to delete the phrase “Samuel Supple” now appearing therein and to substitute the phrase “Scott Solis” therefor.

3.
Conditions to Effectiveness.    This First Amendment shall not be effective until the Administrative Agent shall have received counterparts of this First Amendment duly executed and delivered by the Borrower, the General Partner, the Administrative Agent, and the Required Lenders.

4.
Representations and Warranties. Except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document to which any of them is a party, are true and correct on and as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct on and as of such earlier date.

5.
Limited Amendment; Ratification of Loan Documents. Except as specifically amended or modified hereby, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects. This First Amendment shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, except as expressly set forth herein.

6.
Governing Law. This First Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

7.
Miscellaneous. This First Amendment may be executed in any number of counterparts, which shall together constitute an entire original agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this First Amendment. Each of the Borrower and the General Partner represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Administrative Agent or the Lenders or their counsel in entering into this First Amendment. This First Amendment shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

FIRST INDUSTRIAL, L.P., as the Borrower

By:    FIRST INDUSTRIAL REALTY TRUST, INC.,
its General Partner

By: /s/ Scott A. Musil
Name:    Scott A. Musil
Title:    Chief Financial Officer

FIRST INDUSTRIAL REALTY TRUST, INC., as General Partner

By: /s/ Scott A. Musil
Name:    Scott A. Musil
Title:    Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: /s/ Brandon H. Barry
Name:    Brandon H. Barry
Title:    Vice President

PNC BANK, NATIONAL ASSOCIATION,
individually as a Lender and as Syndication Agent

By: /s/ Joel Dalson
Name:    Joel Dalson
Title:    Senior Vice President

REGIONS BANK,
as a Lender

By: /s/ T. Barrett Vawter
Name:    T. Barrett Vawter
Title:    Vice President

MUFG UNION BANK, N.A.,
successor to Union Bank, N.A., as a Lender

By: /s/ John Kennedy
Name:    John Kennedy
Title:    Vice President

FIFTH THIRD BANK,
an Ohio banking corporation, as a Lender

By: /s/ Michael Glandt
Name:    Michael Glandt
Title:    Vice President

The undersigned, as Guarantor under that certain Guaranty dated as of January 29, 2014, hereby consents to the foregoing First Amendment to Credit Agreement and acknowledges and agrees that the Guaranty dated as of January 29, 2014 and executed by the undersigned remains in full force and effect.

FIRST INDUSTRIAL REALTY TRUST, INC., as Guarantor

By: /s/ Scott A. Musil
Name:    Scott A. Musil
Title:    Chief Financial Officer